Exhibit 99.2

Award Date: January 31, 2011

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING

SECURITIES THAT HAVE BEEN REGISTERED UNDER

THE SECURITIES ACT OF 1933

Dear Awardee:

The Management Development and Compensation Committee of the Board of Directors (“Committee”) has awarded you Restricted Stock Units (“RSUs”). Each RSU entitles you, upon satisfaction of the continuous employment and other requirements set forth in this letter and the Plan, to receive from Lockheed Martin Corporation (“Corporation”): (i) one (1) share of the Corporation’s common stock, par value $1.00 per share, (“Stock”); and (ii) a cash payment equal to the sum of any cash dividends paid to stockholders of the Corporation during the Restricted Period (as defined below), each in accordance with the terms of this letter, the Lockheed Martin Corporation Amended and Restated 2003 Incentive Performance Award Plan, as amended effective January 1, 2009 (“Plan”), and any rules and procedures adopted by the Committee.

This letter constitutes the Award Agreement for your RSUs and sets forth some of the terms and conditions of your Award under the Plan, as determined by the Committee. Additional terms and conditions are contained in the Plan and in the Prospectus relating to the Plan of which the Plan and this Award Agreement are a part. In the event of a conflict between this letter and the Plan, the Plan document will control. The Prospectus is available at http://www.benefitaccess.com.

The term Restricted Stock Unit or RSU as used in this Award Agreement refers only to the Restricted Stock Units awarded to you under this Award Agreement. References to the “Corporation” include Lockheed Martin Corporation and its Subsidiaries.

Your Award is not effective or enforceable until you properly acknowledge your acceptance of the Award by completing the electronic receipt or returning an executed copy of this Award Agreement to the Vice President of Total Rewards and Performance Management as instructed below as soon as possible but in no event later than May 31, 2011. Assuming prompt and proper acknowledgement of your acceptance of this Award Agreement as described, this Award will be effective as of the Award Date. Acceptance of this Award Agreement constitutes your consent to any action taken under the Plan consistent with its terms with respect to this Award and your agreement to be bound by the restrictions contained in Exhibit A (“Post-Employment Conduct Agreement”).

If you do not properly acknowledge your acceptance of this Award Agreement on or before May 31, 2011, this Award will be forfeited.

Award Date: January 31, 2011

CONSIDERATION FOR AWARD

The consideration for the Restricted Stock Units is your continued service to the Corporation as an Employee during the Restricted Period set forth below. If you do not continue to perform services for the Corporation as an Employee during the entire Restricted Period as set forth below under “RESTRICTED PERIOD, FORFEITURE,” your Award will be forfeited in whole or in part.

RIGHTS OF OWNERSHIP, RESTRICTIONS ON TRANSFER

During the Restricted Period, your RSUs will be subject to forfeiture. Until the Restricted Period ends with respect to a particular RSU and a share of Stock is delivered to you, you generally will not have the rights and privileges of a stockholder. In particular, you will not have the right to vote your RSUs on any matter put to the stockholders of the Corporation; you may not sell, transfer, assign, pledge, use as collateral or otherwise dispose of or encumber RSUs; and you will not have the right to receive any dividends or dividend equivalents on the RSUs or the right to receive any dividend paid to stockholders on a share of Stock.

Upon expiration or termination of the Restricted Period with respect to your RSUs, and subject to the forfeiture provisions set forth below, each RSU for which the restrictions have lapsed will be exchanged for a certificate (either in paper or book entry form) evidencing one (1) share of Stock issued in your name (or other name(s) designated by you) and a cash payment equal to the dividends that would have been paid to you had you owned such share from the Award Date until the expiration or termination of the Restricted Period (“Accrued Dividend Equivalents”). Your shares and the cash payment for the Accrued Dividend Equivalents will be delivered to you within ninety (90) days of the expiration or termination of the Restricted Period.

The certificates delivered to you may contain any legend the Corporation determines is appropriate under the securities laws. At the time the Restricted Period for your RSUs terminates, the Corporation is required to collect from you the appropriate amount of federal, state and local taxes with respect to both the shares delivered and the cash payment for the Accrued Dividend Equivalents. The Corporation may be required to collect FICA taxes from you prior to the termination of the Restricted Period if you become eligible for retirement prior to the termination of that period. In this regard, please see “TIMING OF TAXATION AND WITHHOLDING” below.

In the event Code section 409A(a)(2)(B)(i) applies because you are a specified employee receiving a distribution on account of a termination of employment, delivery of Stock and the Accrued Dividend Equivalents may be delayed for six months from such date; similarly, if you are an Insider subject to the reporting provisions of Section 16(a) of the Securities Exchange Act of 1934, delivery of Stock following the expiration of the Restricted Period for any reason may be delayed for six months. You will be notified if you are a specified employee for purposes of section 409A.

Award Date: January 31, 2011

After the Stock is delivered to you, you (or your designee(s)) will enjoy all of the rights and privileges associated with ownership of the shares, including the right to vote on any matter put to stockholder vote, to receive dividends, and to encumber, sell or otherwise transfer the shares. You should note, however, that, while the shares would thus be free of the restrictions imposed during the Restricted Period, your ability to sell or pledge the shares may be limited under the federal securities laws or corporate policy.

You have the right to designate a beneficiary (or beneficiaries) to receive your shares in exchange for your RSUs and cash in respect of the Accrued Dividend Equivalents in the event of your death during the Restricted Period by completing a beneficiary designation form available at http://www.benefitaccess.com and returning it to the Vice President of Total Rewards and Performance Management at the address below.

If, at your death, a completed beneficiary designation form is not on file at the Vice President of Total Rewards and Performance Management (or if your designated beneficiary predeceases you), the Stock and cash payment for the Accrued Dividend Equivalents in respect of your RSUs will be transferred to your estate.

RESTRICTED PERIOD, FORFEITURE

The vesting of the RSUs awarded under this Award Agreement along with the Accrued Dividend Equivalents is subject to satisfaction of a performance goal as well as your acceptance of this Award Agreement by May 31, 2011 and your continuous employment with the Corporation from the Award Date until January 31, 2014 (the “Restricted Period”). If any of these requirements are not satisfied, you may forfeit all or part of your RSUs. Upon forfeiture, you will no longer have the right to receive Stock for forfeited RSUs or to receive cash payments for the Accrued Dividend Equivalents.

1. Performance Goal

At its first meeting after the Corporation finalizes the financial results for the year ending December 31, 2011, the Committee will multiply the number of RSUs awarded to you under this Award Agreement by the Fair Market Value of Stock on the Award Date ($[    ]) (“RSU Award Value”). The Committee will then compare your RSU Award Value to the product of [for the CEO, 0.2%] [or] [for other executive officers, 0.04%] and the Corporation’s Cash Flow for the year ending December 31, 2011 (with the product being referred to as the “RSU Performance Goal”). If your RSU Award Value exceeds your RSU Performance Goal (with the amount of that excess referred to as the “Performance Shortfall”) then you will forfeit the number of whole RSUs that are equal to the Performance Shortfall divided by the Fair Market Value of Stock on the Award Date ($[    ]).

For purposes of this Award Agreement, Cash Flow for any period means net cash flow from operations but not taking into account: (i) the aggregate difference between the amount forecasted in the Corporation’s 2011 Long Range Plan to be contributed by the Corporation to the Corporation’s defined benefit pension plans during the period and the actual amounts contributed by the Corporation during the period; and (ii) any tax payments or tax benefits

Award Date: January 31, 2011

during the period associated with the divestiture of business units. Cash Flow shall be determined by the Committee based upon the comparable numbers reported on the Corporation’s audited consolidated financial statements or, if audited financial statements are not available for the period for which Cash Flow is being determined, the Committee shall determine Cash Flow in a manner consistent with the historical practices used by the Corporation in determining net cash provided by operating activities as reported in its audited consolidated statement of cash flows, in either case as modified by this paragraph.

2. Employment Requirement

Regardless of the satisfaction of the RSU Performance Goal, all of your RSUs will be forfeited and all of your rights to the RSUs and to receive Stock for your RSUs and to receive cash payment for the Accrued Dividend Equivalents will cease without further obligation on the part of the Corporation unless you personally accept this Award Agreement as provided below by May 31, 2011 and continue to provide services to the Corporation as an Employee of the Corporation until the expiration or termination of the Restricted Period, which will occur on January 31, 2014, subject only to the specific exceptions provided below.

DEATH, DISABILITY, LAYOFF, RETIREMENT

1. Death and Disability

Your RSUs and the Accrued Dividend Equivalents will immediately vest and no longer be subject to the continuing employment requirement or the potential forfeiture to the extent of a Performance Shortfall if:

(i)	you die while still employed by the Corporation; or

(ii)	you terminate employment as a result of becoming totally disabled as evidenced by commencement of benefits under the Corporation’s long-term disability plan in which you are enrolled (or, if you are not a participant of the Corporation’s long-term disability plan, when you would have been eligible for benefits using the standards set forth in that plan).

The vested RSUs will be exchanged for shares of Stock, and the Accrued Dividend Equivalents will be paid in cash, within ninety (90) days following the date of your termination of employment on account of death or total disability, but in no event later than the March 15 next following the year in which such termination occurs.

In the event that you die and have not properly acknowledged acceptance of the Award prior to your death (or by May 31, 2011, whichever comes first), you will forfeit all of your RSUs granted hereunder and all of your rights to the RSUs and to receive Stock for your RSUs and the Accrued Dividend Equivalents will cease without further obligation on the part of the Corporation.

Award Date: January 31, 2011

2. Retirement, Lay Off

If you retire or are laid off with an effective date before January 31, 2012, you will forfeit all of your RSUs and the Accrued Dividend Equivalents in accordance with the general rule requiring continuous employment during the Restricted Period. If you retire or are laid off with an effective date on or after January 31, 2012, your RSUs and the Accrued Dividend Equivalents will continue to be subject to forfeiture to the extent of any Performance Shortfall certified by the Committee prior to, on or after such date; however, subject to any Performance Shortfall that may occur, the Restricted Period will end for a portion of your RSUs and the Accrued Dividend Equivalents and you will vest in a portion of your RSUs and the Accrued Dividend Equivalents as follows:

(i)	you will vest in one third (1/3) of your RSUs (and the related Accrued Dividend Equivalents associated with that one-third) if your retirement or layoff is effective on or after the first anniversary of the Award Date (January 31, 2012), but before the second anniversary of the Award Date (January 31, 2013); and

(ii)	you will vest in two thirds (2/3) of your RSUs (and the related Accrued Dividend Equivalents associated with that two-thirds) if your retirement or layoff is effective on or after the second anniversary of the Award Date (January 31, 2013) but before the third anniversary of the Award Date (January 31, 2014).

Notwithstanding the foregoing, your RSUs will not be considered vested until such time as the Committee makes its certification with respect to the RSU Performance Goal. The vested RSUs will be exchanged for shares of Stock, and the related Accrued Dividend Equivalents associated with the vested portion of your RSUs will be paid in cash, within ninety (90) days following the later of the Committee’s certification or your retirement or layoff, but in no event later than the March 15 next following the year in which you retire or are laid off. You will forfeit your remaining RSUs and the related Accrued Dividend Equivalents associated with forfeited RSUs on the effective date of your retirement or layoff.

For purposes of this provision, the term “retirement” means retirement from service under the terms of the Corporation’s defined benefit pension plan in which you are a participant or, if you do not participate in one of the Corporation’s defined benefit pension plans, termination following attainment of (i) age 55 and five years of service, or (ii) age 65.

RESIGNATION OR TERMINATION WITH OR WITHOUT CAUSE

If you resign or your employment otherwise terminates before January 31, 2014, other than on account of death, disability, layoff, or retirement (or Divestiture or Change in Control as described below) whether voluntarily or by action of the Corporation and in the latter case whether with or without “cause,” you will forfeit your RSUs and the related Accrued Dividend Equivalents on the date of your termination.

Award Date: January 31, 2011

DIVESTITURE

If the Corporation divests (as defined below) all or substantially all of a business operation of the Corporation and such divestiture results in the termination of your employment with the Corporation or its subsidiaries and the transfer of such employment to the other party to the divestiture, the special rules in this paragraph will apply. Subject to any Performance Shortfall, your RSUs and the Accrued Dividend Equivalents will vest immediately (or following the Committee’s determination of any Performance Shortfall, if later) and you will receive shares of Stock in exchange for RSUs and the cash payment for the Accrued Dividend Equivalents within the later of ninety (90) days following your termination of employment with the Corporation or the determination by the Committee of any Performance Shortfall, but in no event later than the March 15 next following the year in which your employment terminates. For the purposes of this provision, the term “divestiture” shall mean a transaction which results in the transfer of control of the business operation divested to any person, corporation, association, partnership, joint venture, limited liability company or other business entity of which less than 50% of the voting stock or other equity interests (in the case of entities other than corporations), is owned or controlled directly or indirectly by the Corporation, by one or more of the Corporation’s subsidiaries or by a combination thereof.

CHANGE IN CONTROL

In the event your employment is terminated by the Corporation (or its successor) following a Change in Control, your RSUs and the Accrued Dividend Equivalents will vest and the Restricted Period shall terminate on the date of your termination following the Change in Control. You will vest in your entire Award (including any Accrued Dividend Equivalents) under this Agreement and without regard to any forfeiture that might otherwise occur because of a Performance Shortfall.

CHANGES IN CAPITALIZATION

In the event of a stock split, stock dividend or other similar action resulting in additional shares of Stock being issued to existing stockholders during the Restricted Period or in the event of a reverse stock split resulting in a contraction in the number of shares outstanding during the Restricted Period, the number of your RSUs will be adjusted in the same manner as if you held actual shares of Stock.

TIMING OF TAXATION AND WITHHOLDING

Upon the expiration or termination of the Restricted Period, the Fair Market Value of the Stock deliverable to you in respect of the RSUs will be taxable to you as compensation income, based on the Fair Market Value of Stock on the day the Stock is deliverable to you. We will withhold federal, state, and local income taxes at the minimum rate prescribed by law. Therefore, you may owe taxes relating to the RSUs in addition to the amount withheld by the Corporation. FICA tax withholding also will apply except to the extent FICA taxes have already been collected in the case of retirement-eligible employees as described below.

Award Date: January 31, 2011

Your tax basis in shares of Stock delivered to you in respect of the RSUs will be equal to the Fair Market Value of such shares on the day the Stock is deliverable to you. Your holding period for purposes of determining long-term capital gain or loss treatment on any subsequent sale of such Stock will begin on that day.

Any cash paid to you as Accrued Dividend Equivalents will be taxable to you as compensation income in the year paid and subject to withholding of federal, state and local income taxes, and FICA taxes. The Corporation will withhold taxes on the Accrued Dividend Equivalents by reducing the cash payable to you, except to the extent FICA taxes have already been collected in the case of retirement-eligible employees as described below. The Corporation may elect to apply all or part of the Accrued Dividend Equivalents to tax withholding on the Stock, in which case you may not receive any cash for the Accrued Dividend Equivalents.

Unless you deliver cash to the Corporation to satisfy any withholding tax on Stock deliverable to you in respect of vested RSUs in accordance with procedures established in advance by the Corporation’s Senior Vice President of Human Resources, you will be deemed to have automatically elected to pay any withholding tax (net of any Accrued Dividend Equivalents applied to withholding) on Stock deliverable to you by means of the Corporation reducing the number of shares of Stock deliverable to you in respect of vested RSUs, based upon the minimum rate of withholding prescribed by law.

In the event you are or become eligible for retirement during the Restricted Period, a portion of your Award will become subject to FICA taxes prior to the termination of the Restricted Period. FICA taxes will be withheld with respect to the number of RSUs on which the Restricted Period would terminate if you were to retire. The FICA tax will also apply to any Accrued Dividend Equivalents related to the portion of your RSUs subject to FICA. As an administrative practice in accordance with IRS regulations, the Corporation generally will delay application of these FICA taxes on retirement-eligible participants until December of the year of withholding (or when the Stock is deliverable, if earlier). FICA taxes will be computed based upon the Fair Market Value of the Stock and the Accrued Dividend Equivalents on the date of withholding. For example, if you are eligible to retire during the Restricted Period, then you would become subject to FICA taxes on the later of the first anniversary of the Award Date or the date that you become retirement eligible, and FICA taxes would be withheld even though Stock and the Accrued Dividend Equivalents would not be deliverable to you until the close of the Restricted Period. The Corporation will withhold such FICA tax from your regular wages or MICP payment. The Corporation may collect the FICA withholding from you either shortly before or after the date it is due and in the case of Insiders may require delivery of a check to satisfy any shortfall in the withholding.

If Code Section 409A(a)(2)(B)(i) applies because you are a specified employee receiving Stock on account of a termination of employment or if you are an Insider, your Stock and the Accrued Dividend Equivalents may not be deliverable to you for six months following such date of termination and, accordingly, the Fair Market Value of the Stock on the date on which the Stock is deliverable to you and the Accrued Dividend Equivalents (accrued through the date the Stock becomes deliverable to you) shall be used for purposes of determining your compensation income.

Award Date: January 31, 2011

AMENDMENT AND TERMINATION OF PLAN OR AWARDS

As provided in Section 9 of the Plan, subject to certain limitations contained within Section 9, the Board of Directors may at any time amend, suspend or discontinue the Plan and the Committee may at any time alter or amend this Award Agreement. Notwithstanding Section 9 of the Plan, no such amendment, suspension or discontinuance of the Plan or alteration or amendment of Award Agreements will, except with your express written consent, adversely affect your rights under this Award Agreement. This Award Agreement shall not be amended or interpreted in a manner that is reasonably believed to result in the imposition of tax under Code section 409A.

ACCEPTANCE OF AWARD

No Award is enforceable until you properly acknowledge your acceptance by completing the electronic receipt or returning an executed copy of this Award Agreement to the Vice President of Total Rewards and Performance Management as soon as possible but in no event later than May 31, 2011. Acceptance of this Award Agreement must be made only by you personally or by a person acting pursuant to a power of attorney in the event of your inability to acknowledge your acceptance due to your disability or deployment in the Armed Forces (and not by your estate, your spouse or any other person) and constitutes your consent to any action taken under the Plan consistent with its terms with respect to this Award. The Committee has authorized electronic means for the delivery and acceptance of this Award Agreement. If you desire to accept this Award, you must acknowledge your acceptance and receipt of this Award Agreement, either electronically or by signing and returning a copy of this letter on or before May 31, 2011 as follows:

•	Electronic Acceptance: Go to http://www.benefitaccess.com

•	By Mail: Mr. David Filomeo, Vice President of Total Rewards and Performance Management, Lockheed Martin Corporation, Mail Point 123, 6801 Rockledge Drive, Bethesda MD 20817

Assuming prompt and proper acknowledgment of this Award Agreement as described, this Award will be effective as of the Award Date.

By executing this Award Agreement, you consent to receive copies of the Prospectus applicable to this Award from this internet site (http://www.benefitaccess.com). This consent can only be withdrawn by written notice to the Vice President of Total Rewards and Performance Management at the address noted above.

If you do not personally acknowledge your acceptance of this Award Agreement on or before May 31, 2011, this Award will be forfeited as noted above.

Award Date: January 31, 2011

POST-EMPLOYMENT COVENANTS

By accepting this Agreement through the procedure described above, you agree to the terms of the Post-Employment Covenants contained in Exhibit A to this Agreement.

MISCELLANEOUS

If you are on leave of absence, for the purposes of the Plan, you will be considered to still be in the employ of the Corporation unless otherwise provided in an agreement between you and the Corporation.

Nothing contained in this Award Agreement shall confer upon you any right of continued employment by the Corporation or guarantee that any future awards will be made to you under the Plan. In addition, nothing in this Award Agreement limits in any way the right of the Corporation to terminate your employment at any time. Neither the value of the RSUs awarded to you nor the Accrued Dividend Equivalents will be taken into account for other benefits offered by the Corporation, including but not limited to pension benefits. Notwithstanding any other provision of this Award Agreement to the contrary, no Stock will be issued to you within six months from the Award Date.

Transactions involving Stock delivered under this Award Agreement are subject to the securities laws and CPS 722. Among other things, CPS 722 prohibits employees of the Corporation from engaging in transactions that violate securities laws or involve hedging or pledging stock. Insiders are subject to additional restrictions. The Corporation recommends that Insiders consult with the Senior Vice President, General Counsel and Corporate Secretary or her staff before entering into any transactions involving Stock or RSUs.

Award Date: January 31, 2011

You have no rights as a stockholder to any securities covered by this Award Agreement until the date on which you become the holder of record of such securities. Capitalized terms used, but not defined herein, shall have the meanings ascribed to them in the Plan. In the event of a conflict between this Award Agreement and the Plan, the Plan document will control.

Sincerely,

David Filomeo
(On behalf of the Management Development and Compensation Committee)

(For written acceptance, please complete, sign and return by mail.)

Acknowledged by:

Signature	Date

Print Name	Employee ID

Award Date: January 31, 2011

Exhibit A

Post Employment Conduct Agreement

(RSU Grant)

This Post Employment Conduct Agreement (this “PECA”) attached as Exhibit A to the Award Agreement with an Award Date of January 31, 2011 (the “Award Agreement”) is entered into in consideration of, among other things, the grant of restricted stock units to me under the Award Agreement (the “RSUs”) pursuant to the Lockheed Martin Corporation Amended and Restated 2003 Incentive Performance Award Plan, as amended effective January 1, 2009 (the “Plan”). By accepting the RSUs, I agree as follows:

1. Restrictions Following Termination of Employment.

[(a) Covenant Not To Compete - Without the express written consent of the [Management Development and Compensation Committee of the Board of Directors of the Corporation — for the CEO][or][Chief Executive Officer – for other executive officers], during the two-year period following the date of my termination of employment (the “Termination Date”) with Lockheed Martin Corporation (the “Corporation”), I will not, directly or indirectly, be employed by, provide services to, or advise a “Restricted Company” (as defined in Section 6 below), whether as an employee, advisor, director, officer, partner or consultant, or in any other position, function or role that, in any such case,

(i)	oversees, controls or affects the design, operation, research, manufacture, marketing, sale or distribution of “Competitive Products or Services” (as defined in Section 6 below) of or by the Restricted Company, or

(ii)	would involve a substantial risk that the “Confidential or Proprietary Information” (as defined in Section 1(c) below) of the Corporation (including but not limited to technical information or intellectual property, strategic plans, information relating to pricing offered to the Corporation by vendors or suppliers or to prices charged or pricing contemplated to be charged by the Corporation, information relating to employee performance, promotions or identification for promotion, or information relating to the Corporation’s cost base) could be used to the disadvantage of the Corporation.

(b) Non-Solicit - Without the express written consent of the [Management Development and Compensation Committee of the Board of Directors of the Corporation — for the CEO][or][Chief Executive Officer – for other executive officers], during the two-year period following the Termination Date, I will not (i) interfere with any contractual relationship between the Corporation and any customer, supplier, distributor or manufacturer of or to the Corporation to the detriment of the Corporation or (ii) induce or attempt to induce any person who is an employee of the Corporation to perform work or services for any entity other than the Corporation.

Award Date: January 31, 2011

(c) Protection of Proprietary Information - Except to the extent required by law, following my Termination Date, I will have a continuing obligation to comply with the terms of any non-disclosure or similar agreements that I signed while employed by the Corporation committing to hold confidential the “Confidential or Proprietary Information” (as defined below) of the Corporation or any of its affiliates, subsidiaries, related companies, joint ventures, partnerships, customers, suppliers, partners, contractors or agents, in each case in accordance with the terms of such agreements. I will not use or disclose or allow the use or disclosure by others to any person or entity of Confidential or Proprietary Information of the Corporation or others to which I had access or that I was responsible for creating or overseeing during my employment with the Corporation. In the event I become legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or otherwise) to disclose any proprietary or confidential information, I will immediately notify the Corporation’s Senior Vice President, General Counsel and Corporate Secretary as to the existence of the obligation and will cooperate with any reasonable request by the Corporation for assistance in seeking to protect the information. All materials to which I have had access, or which were furnished or otherwise made available to me in connection with my employment with the Corporation shall be and remain the property of the Corporation. For purposes of this PECA, “Confidential or Proprietary Information” means Proprietary Information within the meaning of CPS 710 (a copy of which has been made available to me), including but not limited to information that a person or entity desires to protect from unauthorized disclosure to third parties that can provide the person or entity with a business, technological, or economic advantage over its competitors, or which, if known or used by third parties or if used by the person’s or entity’s employees or agents in an unauthorized manner, might be detrimental to the person’s or entity’s interests. Confidential or Proprietary Information may include, but is not limited to:

(i)	existing and contemplated business, marketing and financial business information such as business plans and methods, marketing information, cost estimates, forecasts, financial data, cost or pricing data, bid and proposal information, customer identification, sources of supply, contemplated product lines, proposed business alliances, and information about customers or competitors, or

(ii)	existing or contemplated technical information and documentation pertaining to technology, know how, equipment, machines, devices and systems, computer hardware and software, compositions, formulas, products, processes, methods, designs, specifications, mask works, testing or evaluation procedures, manufacturing processes, or production processes.][or]

Award Date: January 31, 2011

[In lieu of paragraphs 1 (a) and (c) above, the form for any executive officer who is a California resident, includes the following, as an alternative:]

1.	Protective Covenants

(a) Protection of Proprietary Information, including Trade Secrets and Confidential Information – Except to the extent required by law, following my Termination Date, and in conformance with the provisions of the California Uniform Trade Secrets Act (Cal. Civil Code § 3426, et seq.) and the California Unfair Competition Law (Cal. Business and Professional Code § 17220 et seq.), I will have a continuing obligation to comply with the terms of any non-disclosure or similar agreements that I signed while employed by the Corporation committing to hold confidential the “Confidential or Proprietary Information” (as defined below) of the Corporation or any of its affiliates, subsidiaries, related companies, joint ventures, partnerships, customers, suppliers, partners, contractors or agents, in each case in accordance with the terms of such agreements. I will not use or disclose or allow the use or disclosure by others to any person or entity, for the purpose or effect of competing unfairly with the Corporation, of Confidential or Proprietary Information of the Corporation or others to which I had access or that I was responsible for creating or overseeing during my employment with the Corporation. In the event I become legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or otherwise) to disclose any proprietary or confidential information, I will immediately notify the Corporation’s Senior Vice President, General Counsel and Corporate Secretary as to the existence of the obligation and will cooperate with any reasonable request by the Corporation for assistance in seeking to protect the information. All materials to which I have had access, or which were furnished or otherwise made available to me in connection with my employment with the Corporation shall be and remain the property of the Corporation. For purposes of this PECA, “Confidential or Proprietary Information” means Proprietary Information within the meaning of CPS 710 (a copy of which has been made available to me), including but not limited to information that a person or entity desires to protect from unauthorized disclosure to third parties that can provide the person or entity with a business, technological, or economic advantage over its competitors, or which, if known or used by third parties or if used by the person’s or entity’s employees or agents in an unauthorized manner, might be detrimental to the person’s or entity’s interests. Confidential or Proprietary Information may include, but is not limited to:

(i)	existing and contemplated business, marketing and financial business information such as business plans and methods, marketing information, cost estimates, forecasts, financial data, cost or pricing data, bid and proposal information, customer identification, sources of supply, contemplated product lines, proposed business alliances, and information about customers or competitors, or

(ii)	existing or contemplated technical information and documentation pertaining to technology, know how, equipment, machines, devices and systems, computer hardware and software, compositions, formulas, products, processes, methods, designs, specifications, mask works, testing or evaluation procedures, manufacturing processes, or production processes, or

(iii)	any information protected by the California Uniform Trade Secrets Act (Cal. Civil Code § 3426, et seq.).][or]

[In lieu of paragraphs 1 (a) through (c) above, the form for any executive officer who serves as legal counsel to the Corporation, includes the following, as an alternative, consistent with rules of professional responsibility and ethics:]

[(a) Post-employment Activity As a Lawyer – I acknowledge that as counsel to Lockheed Martin Corporation (the “Corporation”), I owe ethical and fiduciary obligations to the Corporation and that at least some of these obligations will continue even after the date of my termination of employment with the Corporation (“Termination Date”). I agree that after my Termination Date I will comply fully with all applicable ethical and fiduciary obligations that I owe to the Corporation. To the extent permitted by applicable law, including but not limited to any applicable rules governing attorney conduct, I agree that I will not

(i)	Represent any client adversely to the Corporation;

(ii)	Reveal to any third party any information learned by me during the course of my employment with the Corporation except for information that is or becomes generally known;

(iii)	Encourage or solicit any present or future agents or employees of the Corporation to terminate their employment for the purpose of competing with the Corporation; or

(iv)	Whether as a lawyer or non-lawyer, accept a position (whether as agent, employer, part or sole owner or in any other capacity) with any person or entity whose interests are adverse to the Corporation’s interests if that adverse position is related in any way to my present or past work with the Corporation.]

(d) No disparagement - Following the Termination Date, I will not make any statements, whether verbal or written, that disparage or reasonably may be interpreted to disparage the Corporation or its stockholders, directors, officers, employees, agents, attorneys, representatives, technology, products or services with respect to any matter whatsoever.

Award Date: January 31, 2011

(e) Cooperation in Litigation and Investigations - Following the Termination Date, I will, to the extent reasonably requested, cooperate with the Corporation in any pending or future litigation (including alternative dispute resolution proceedings) or investigations in which the Corporation or any of its subsidiaries or affiliates is a party or is required or requested to provide testimony and regarding which, as a result of my employment with the Corporation, I reasonably could be expected to have knowledge or information relevant to the litigation or investigation. Notwithstanding any other provision of this PECA, nothing in this PECA shall affect my obligation to cooperate with any governmental inquiry or investigation or to give truthful testimony in court.

2. Consideration and Acknowledgement. I acknowledge and agree that the benefits and compensation opportunities being made available to me under the Award Agreement are in addition to the benefits and compensation opportunities that otherwise are or would be available to me in connection with my employment by the Corporation and that the grant of the RSUs is expressly made contingent upon my agreements with the Corporation set forth in this PECA. I acknowledge that the scope and duration of the restrictions in Section 1 are necessary to be effective and are fair and reasonable in light of the value of the benefits and compensation opportunities being made available to me under the Award Agreement. I further acknowledge and agree that as a result of the high level executive and management positions I hold with the Corporation and the access to and extensive knowledge of the Corporation’s Confidential or Proprietary Information, employees, suppliers and customers, these restrictions are reasonably required for the protection of the Corporation’s legitimate business interests.

3. Remedies For Breach of Section 1; Additional Remedies of Clawback and Recoupment.

(a) If I become (or currently am) an Insider (as defined in the Plan) or receive a Long-Term Incentive Performance Award, I agree, [applicable for legal counsel][ to the extent permitted by applicable law, including but not limited to any applicable rules governing attorney conduct, that] upon demand by the Corporation, to forfeit, return or repay to the Corporation the “Benefits and Proceeds” (as defined below) in the event any of the following occur:

(i)	I breach any of the covenants or agreements in Section 1 [applicable for legal counsel][ (and in the case of 1(a), the breach occurs prior to the second anniversary of my Termination Date)];

(ii)	The Corporation determines that either (a) my intentional misconduct or gross negligence, or (b) my failure to report another person’s intentional misconduct or gross negligence of which I had knowledge during the period I was employed by the Corporation, contributed to the Corporation having to restate all or a portion of its financial statements filed for any period with the Securities and Exchange Commission;

Award Date: January 31, 2011

(iii)	The Corporation determines that I engaged in fraud, bribery or any other illegal act or that my intentional misconduct or gross negligence (including the failure to report the acts of another person of which I had knowledge during the period I was employed by the Corporation) contributed to another person’s fraud, bribery or other illegal act, which in any such case adversely affected the Corporation’s financial position or reputation; or

(iv)	Under such other circumstances specified by final regulation issued by the Securities and Exchange Commission entitling the Corporation to recapture or clawback “Benefits and Proceeds” (as defined below).

(b) The remedy provided in Section 3(a) shall not be the exclusive remedy available to the Corporation for any of the conduct described in Section 3(a) and shall not limit the Corporation from seeking damages or injunctive relief.

(c) For purposes of this Section 3, “Benefits and Proceeds” means (i) to the extent I have earned any of the RSUs and continue to own the shares of Common Stock of the Corporation issued or issuable in respect of the RSUs, the shares of Common Stock so acquired; (ii) to the extent I have earned any of the RSUs and no longer own the shares of Common Stock of the Corporation issued or issuable in respect of the RSUs, cash in an amount equal to the fair market value of such shares on the date of the event set forth in Section 3(a) (which, unless otherwise determined by the Management Development and Compensation Committee of the Board of Directors of the Corporation, shall be equal to the closing price of the shares of Common Stock as finally reported by the New York Stock Exchange on such date), and (iii) to the extent I have not earned the RSUs fully, all of my remaining rights, title or interest in the RSUs.

4. Injunctive Relief. I acknowledge that the Corporation’s remedies at law may be inadequate to protect the Corporation against any actual or threatened breach of the provisions of Section 1 or the conduct described in Section 3(a), and, therefore, without prejudice to any other rights and remedies otherwise available to the Corporation at law or in equity (including but not limited to, an action under Section 3(a), the Corporation shall be entitled to the granting of injunctive relief in its favor and to specific performance without proof of actual damages and without the requirement of the posting of any bond or similar security.

5. Invalidity; Unenforceability. It is the desire and intent of the parties that the provisions of this PECA shall be enforced to the fullest extent permissible. Accordingly, if any particular provision of this PECA is adjudicated to be invalid or unenforceable, this PECA shall be deemed amended to delete the portion adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of this provision in the particular jurisdiction in which such adjudication is made.

6. Definitions. Capitalized terms not defined in this PECA have the meaning given to them in the Plan, as applicable. [When applicable][For purposes of this PECA, the following terms have the meanings given below:

(a) “Restricted Company” means The Boeing Company, General Dynamics Corporation, Northrop Grumman Corporation, the Raytheon Company, United Technologies Corporation, Honeywell International Inc., BAE Systems Inc., L-3 Communications Corporation, the Harris Corporation, Thales, EADS North America and (i) any entity directly or indirectly controlling, controlled by, or under common control with any of the foregoing, and (ii) any successor to all or part of the business of any of the foregoing as a result of a merger, reorganization, consolidation, spin-off, split-up, acquisition, divestiture, or similar transaction.

Award Date: January 31, 2011

(b) “Competitive Products or Services” means products or services that compete with, or are an alternative or potential alternative to, products sold or services provided by a subsidiary, business area, division or operating unit or business of the Corporation as of the Termination Date and at any time within the two-year period ending on the Termination Date; provided, that, (i) if I had direct responsibility for the business of, or function with respect to, a subsidiary, or for a business area, division or operating unit or business of the Corporation at any time within the two-year period ending on the Termination Date, Competitive Products or Services includes the products so sold or the services so provided during that two-year period by the subsidiary, business area, division or operating unit of the Corporation for which I had responsibility, and (ii) if I did not have direct responsibility for the business of, or function with respect to, a subsidiary, or for a business area, division or operating unit or business of the Corporation at any time within the two-year period ending on the Termination Date, Competitive Products or Services includes the products so sold or the services so provided by a subsidiary, business area, division or operating unit of the Corporation for which I had access (or was required or permitted such access in the performance of my duties or responsibilities with the Corporation) to Confidential or Proprietary Information of the Corporation at any time during the two-year period ending on the Termination Date.]

7. Miscellaneous.

(a) The Plan, the Award Agreement and this PECA constitute the entire agreement governing the terms of the award of the RSUs to me.

(b) This PECA shall be governed by Maryland law, without regard to its provisions governing conflicts of law. [applicable for California residents] Any enforcement of, or challenge to, this Agreement may only be brought in the Circuit Court of Maryland or the United States District Court for the District of Maryland. Both parties consent to the proper jurisdiction and venue of the Circuit Court of Maryland and the United States District Court for the District of Maryland for the purpose of enforcing or challenging this Agreement.

(c) This PECA shall inure to the benefit of the Corporation’s successors and assigns and may be assigned by the Corporation without my consent.

(d) This PECA provides for certain obligations on my part following the Termination Date and shall not, by implication or otherwise, affect in any way my obligations to the Corporation during the term of my employment by the Corporation, whether pursuant to written agreements between the Corporation and me, the provisions of applicable Corporate policies that may be adopted from time to time or applicable law or regulation.

Award Date: January 31, 2011

This PECA is effective as of the acceptance by me of the award of RSUs under the Award Agreement and is not contingent on the vesting of my RSUs.